UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2017

Automatic Data Processing, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-5397	22-1467904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey 07068
(Address of Principal Executive Offices) (Zip Code)

(973) 974-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed by Automatic Data Processing, Inc. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the U.S. Securities and Exchange Commission on November 13, 2017 to announce the preliminary results of the Company’s 2017 Annual Meeting of Shareholders held on November 7, 2017 (the “Annual Meeting”). This Amendment is being filed to disclose the final voting results received from IVS Associates, Inc. (“IVS”), the independent inspector of elections for the Annual Meeting.
Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 24, 2017, IVS delivered its final vote tabulation that certified the final voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting.
Present at the meeting there were, either in person or by proxy, holders of 328,251,645 shares of common stock.
The final tabulation from IVS of voting results for the election of directors and other proposals is set forth below.
Proposal 1 - Election of Directors
The Company’s Nominees

Nominee	For	Withheld
Peter Bisson	326,091,039	2,036,690
Richard T. Clark	325,373,950	2,753,779
Eric C. Fast	182,038,883	62,836,843
Linda R. Gooden	325,180,506	2,947,223
Michael P. Gregoire	326,108,425	2,019,304
R. Glenn Hubbard	238,575,987	6,299,739
John P. Jones	243,848,239	1,027,487
William J. Ready	326,076,125	2,051,604
Carlos A. Rodriguez	326,098,880	2,028,850
Sandra S. Wijnberg	326,180,908	1,946,822

Pershing Square’s Nominees

Nominee	For	Withheld
William A. Ackman	81,567,233	1,742,444
Veronica M. Hagen	78,032,524	5,277,153
V. Paul Unruh	51,192,382	32,117,295

The total number of broker non-votes with respect to Proposal 1 was 3,730,683.
Based on the results, the directors elected at the meeting were: Peter Bisson, Richard T. Clark, Eric C. Fast, Linda R. Gooden, Michael P. Gregoire, R. Glenn Hubbard, John P. Jones, William J. Ready, Carlos A. Rodriguez, and Sandra S. Wijnberg.
Proposal 2 - Advisory Vote on Company’s Executive Compensation
The proposal to approve, on an advisory basis, executive compensation of our Named Executive Officers was approved based upon the following vote:
For	Against	Abstain	Broker Non-Votes
305,068,644	8,543,860	14,638,227	3,730,685

Proposal 3 - Advisory Vote on Frequency of Executive Compensation vote (“Say When on Pay”)
The advisory vote on the frequency of future advisory votes on executive compensation received the following vote, with the “one year” frequency receiving the highest number of votes:
1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
295,256,652	3,361,265	27,501,777	2,131,025	3,730,673

The Company has considered the advisory vote on the Say When on Pay proposal, and determined that it will hold an advisory vote on executive compensation every year until the next Say When on Pay vote, which will occur no later than the Company’s Annual Meeting of Stockholders in 2023.

Proposal 4 - Ratify the Appointment of the Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year that began on July 1, 2017 was approved based on the following vote:

For	Against	Abstain
323,608,047	7,179,624	1,193,744

Proposal 5 - Shareholder Proposal - Repeal Certain Provisions of, or Amendments to, By-Laws
The proposal to repeal all provisions of, or amendments to, the amended and restated by-laws of the Company adopted by the Board of Directors of the Company without stockholder approval after August 2, 2016 and up to and including the date of the Annual Meeting was approved based on the following vote:
For	Against	Abstain	Broker Non-Votes
184,102,020	140,522,329	3,627,296	3,729,770

However, no provisions or amendments to the Company’s by-laws have been adopted subsequent to August 2, 2016. As a result, the approval of the proposal has no effect, and the Company’s by-laws remain unchanged.

Item 8.01. Other Events.

On November 27, 2017, the Company issued a press release confirming the election of its directors at the Annual Meeting. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated November 27, 2017, issued by Automatic Data Processing, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC. (Registrant)

Date: November 27, 2017	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 27, 2017, issued by Automatic Data Processing, Inc.